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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 1 on Form S-3 to Form S-1 of our reports dated March 5, 2001, except for the information presented in Note 12 for which the date is June 12, 2001, relating to the financial statements and financial statement schedule, which appear in SeaChange International, Inc.'s Annual Report on Form 10-K/A for the year ended January 31, 2001. We also consent to the references to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
April 29, 2002